Exhibit 99.1

RH APPOINTS ALI ROWGHANI TO BOARD OF DIRECTORS

Corte Madera, CA – January 22, 2015 – RH (Restoration Hardware Holdings, Inc - NYSE: RH) today announced the appointment of Ali Rowghani to its Board of Directors. He will also serve on the Board’s Nominating and Corporate Governance Committee. Mr. Rowghani has served in executive leadership positions at innovative growth companies, including Twitter, Inc. and Pixar Animation Studios, Inc. At Twitter, Mr. Rowghani was hired as the Company’s first Chief Financial Officer in March 2010, and later served as Chief Operating Officer, with responsibility for business development, platform, media, product, and business analytics, from December 2012 to June 2014. Prior to Twitter, from June 2002 to February 2010, Mr. Rowghani served in various leadership roles at Pixar, including Chief Financial Officer and Senior Vice President, Strategic Planning, reporting to Pixar founder and President, Ed Catmull.

Gary Friedman, Chairman and Chief Executive Officer, commented, “We are delighted to have Ali join the RH Board. Ali’s operational and financial leadership, coupled with his expertise in scaling innovative, high-growth companies, will be extremely valuable to RH as we continue our pursuit of becoming one of the most innovative and admired brands in the world.”

“RH is clearly one of the most disruptive and innovative companies in retail today. I am honored to join this dynamic team and look forward to contributing to the Company’s tremendous momentum and continued success,” said Ali Rowghani.

Mr. Rowghani is currently a part time partner at YCombinator, providing consultation to early-stage growth companies, and currently serves on the Board of Directors of The San Francisco Symphony.

About RH

RH (Restoration Hardware Holdings, Inc. - NYSE: RH) is a curator of design, taste and style in the luxury lifestyle market. The Company offers collections through its retail galleries, source books, and online at RH.com.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws, including statements related to Mr. Rowghani’s service on the Nominating and Corporate Governance Committee and the expected benefits to the Company as a result of his appointment. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future events. We cannot assure you that future developments affecting us will be those that we have anticipated. Important risks and uncertainties that could cause actual results to differ materially from our expectations include, among others, our ability to retain key personnel; successful implementation of our growth strategy; general economic conditions and the impact on consumer confidence and spending; changes in customer demand for our products; factors affecting our outstanding convertible senior notes; our ability to anticipate consumer preferences and buying trends, and maintaining our brand promise to customers; changes in consumer spending based on weather and other conditions beyond our control; risks related to the number of new business initiatives we are undertaking; our ability to obtain our products in a timely fashion or in the quantities required; our ability to employ reasonable and appropriate security measures to protect personal information that we collect; our ability to support our growth with appropriate information technology systems; risks related to “conflict minerals” compliance and its impact on sourcing, if any, as well as those risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Restoration Hardware Holdings’ Form 10-K filed with the Securities and Exchange Commission on March 31, 2014, and similar disclosures in subsequent reports filed with the SEC, which are available on our investor relations website at ir.restorationhardware.com and on the SEC website at www.sec.gov. Any forward-looking statement made by us in this press release speaks only as of the date on which we make it. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Contact

Cammeron McLaughlin

VP, Investor Relations

415-945-4998

cmclaughlin@rh.com